UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2006

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Kana Software, Inc. (“KANA”) is filing an amendment to its Current Reports on Form 8-K filed on October 14, 2005 and December 19, 2005 to provide additional information that was not determined at the time such Current Reports on Form 8-K were filed. The October 14, 2005 Current Report on Form 8-K reported that John Nemelka was appointed to KANA’s Board of Directors (the “Board”) as a Class III director and the December 19, 2005 Current Report on Form 8-K reported that William T. Clifford was appointed to the Board as a Class II director. The appointment of Messrs. Nemelka and Clifford to committees of the Board was not determined and unavailable at the time of filing the Current Reports on Form 8-K.

On April 19, 2006, KANA’s Board appointed Messrs. Nemelka and Clifford to the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson Chief Financial Officer

Date: April 25, 2006